Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 9, 2021, with respect to the consolidated financial statements and financial statement schedule II of American Software, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Atlanta, Georgia
August 20, 2021